Exhibit 99.1

FIRST AMENDMENT TO THE OPERATING AGREEMENT OF IW JV 2009, LLC

THIS FIRST AMENDMENT TO THE OPERATING AGREEMENT OF IW JV 2009, LLC (this “Amendment”) is made and entered into effective as of the 1st day of December, 2009, by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Western”), and INLAND EQUITY INVESTORS, LLC, a Delaware limited liability company (“Inland Member”).

RECITALS

A.

Western and Inland Member are members of IW JV 2009, LLC (the “Company”) which is governed under the terms of the Operating Agreement of IW JV 2009, LLC dated as of December 1, 2009 (the “Operating Agreement”).

B.

Western and Inland Member desire to amend Section 9.3 of the Operating Agreement in connection with the distribution of Capital Event Distributable Cash as currently set forth in the Operating Agreement, and to amend Sections 12.3(d) and 8.7.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Amendment to Operating Agreement.

A.

Section 9.3(a) of the Operating Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

(a)

Capital Event Distributable Cash arising with respect to an Existing Portfolio Project other than from a Dissolution Event shall be distributed as soon as practicable after the Company’s receipt of the same, but in any event within thirty (30) days after the occurrence of the Capital Event (but in no event sooner than the distribution of Operating Distributable Cash for the month in which the Capital Event occurred), as follows:

(i)

First, to the Members, to the extent of and in proportion to the outstanding principal balance of their Initial Capital Contributions until reduced to zero;

(ii)

Then, to the Members, to the extent of and in proportion to the outstanding principal balance of their Additional Capital Contributions until reduced to zero;

(iii)

Then, to Inland Member, until it has received a cash return of six percent (6%) per annum on its outstanding Capital Contributions from time to time;

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(iv)

Then, to Inland Member, until it has received any uncollected amounts pursuant to clause (iii) above with respect to prior months, with a cash return of 6% per annum, compounded monthly at 6% per annum;

(v)

Then, to Inland Member, until it has received the Promote, provided, however, the Promote shall not be distributed to Inland Member, but shall be reserved monthly by the Manager, and paid quarterly subject to the conditions in Section 9.2 above;

(vi)

Then, to Inland Member, until it has received any uncollected (or unreserved) cumulative Promote pursuant to clause (v) above with respect to prior months, with a cash return of 5% per annum, compounded quarterly at 5% per annum, provided, however, such accrued Promote shall not be distributed to Inland Member, but shall be reserved monthly by the Manager, and paid quarterly subject to the conditions in Section 9.2 above;

(vii)

Then, to Inland Management, until it has received any accrued and current Fees;

(viii)

Then, to Western (or at Western’s direction, to Inland Management), until it has received any accrued and current Administrative Fees;

(ix)

Then, to Inland Member, until it has received a special distribution, which, together with all previous special distributions from Capital Event Distributable Cash, shall equal one percent (1%) per annum on its outstanding Capital Contributions from time to time not to exceed Five Million Dollars ($5,000,000.00) in the aggregate;

(x)

Then, to Western, until it has received a cash return of ten percent (10%) per annum, compounded monthly at 10% per annum, on its outstanding Capital Contributions from time to time; and

(xi)

Then, to the Members, in proportion to their respective Percentage Interests.

B.

Section 12.3(d) of the Operating Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

(d)

The price payable in respect of Inland Member’s Membership Interest hereunder shall be an amount equal to (i) the greater of (X) the then outstanding amount of Inland Member’s Capital Contribution or (Y) the fair market value of Inland Member’s Membership Interest, plus (ii) an amount necessary to yield to Inland Member a cash return of six percent (6%) per annum, compounded monthly at six percent (6%) per annum, on its outstanding Capital Contributions from time to time, plus (iii) an amount necessary to yield to Inland Member an additional cash return of five percent (5%) per annum, compounded quarterly at five percent (5%) per annum, on its outstanding Capital Contributions from time to time, plus

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(iv) Five Million and 00/100 Dollars ($5,000,000.00) less the sum of payments then made to Inland Member pursuant to Section 9.3 (a)(ix) (the “Call Price”).

C.

Section 8.7 of the Operating Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

8.7.

Built-In Gain or Loss/Section 704(c) Tax Allocations.  In the event that the Capital Accounts of the Members are credited with or adjusted to reflect the fair market value of the Company’s property and assets, the Members’ distributed shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and Book Value of such property, in accordance with the “traditional method” with curative allocations, as provided for under Treasury Regulations Section 1.704-3(c).  Any deductions, income, gain or loss specially allocated pursuant to this Section 8.7 shall not be taken into account for purposes of determining Net Profits or Net Losses or for purposes of adjusting a Members’ Capital Account.

2.

General Provisions.

(a)

Except as amended by this Amendment, the terms and provisions of the Operating Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)

This Amendment may be executed and delivered by exchange of facsimile copies showing the signatures of Western and Inland Member, and those signatures need not be affixed to the same copy.  The facsimile copies showing the signatures of Western and Inland Member will constitute originally signed copies of the same agreement requiring no further execution.

(d)

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and performed entirely within the State of Illinois, without giving effect to its conflicts of law provisions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Operating Agreement of IW JV 2009, LLC effective as of the day and year first above written.

INLAND MEMBER:

INLAND EQUITY INVESTORS, LLC, a

Delaware limited liability company

By:  Inland Equity, LLC, a Delaware limited

liability company, its sole member

By: _/s/_Robert H. Baum______________

Name:

Robert H. Baum

Title:

Vice President

WESTERN:

INLAND WESTERN RETAIL REAL ESTATE

TRUST, INC., a Maryland corporation

By: _/s/_Steven P. Grimes__________________

Name:

Steven P. Grimes

Title:

President & CEO

SIGNATURE PAGE TO FIRST AMENDMENT TO OPERATING AGREEMENT OF IW JV 2009, LLC

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REAFFIRMATION OF JOINDER AGREEMENT

The undersigned (individually or collectively, as the context requires, “Joinder Party”) hereby acknowledges and agrees that it has read and reviewed the foregoing First Amendment to the Operating Agreement of IW JV 2009, LLC (“Amendment”) dated as of December 1, 2009, by and between Inland Equity Investors, LLC (“Inland Member”) and Inland Western Retail Real Estate Trust, Inc. (“Western”) to which this Reaffirmation of Joinder Agreement has been attached.  Capitalized terms used but not defined herein shall have the meaning set forth in the Operating Agreement of IW JV 2009, LLC dated December 1, 2009, by and between Inland Member and Western (“Operating Agreement”).

For ten dollars ($10.00) and other good and valuable consideration, the undersigned hereby confirms and ratifies that the Joinder Agreement to the Operating Agreement (“Joinder Agreement”), executed by the undersigned, remains in full force and effect notwithstanding the execution and delivery of the Amendment and agrees that all of the undersigned’s obligations under the Joinder Agreement shall remain in full force and effect, as may be specifically modified and amended by the Amendment.

The undersigned further acknowledges that this Reaffirmation of Joinder Agreement is given as a material inducement to Inland Member and Western to execute the Amendment.

IN WITNESS WHEREOF, the undersigned, by its duly authorized officer, has caused this Joinder Agreement to be duly executed and delivered as of the 1st day of December, 2009.

JOINDER PARTY:

INLAND SOUTHWEST MANAGEMENT LLC

By: _/s/ Dennis K. Holland__________________

Name:

Dennis K. Holland

Title:

Secretary

INLAND US MANAGEMENT LLC

By: _/s/ Dennis K. Holland__________________

Name:

Dennis K. Holland

Title:

Secretary

INLAND PACIFIC MANAGEMENT LLC

By: _/s/ Dennis K. Holland__________________

Name:

Dennis K. Holland

Title:

Secretary

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